EXHIBIT 99.1

[LOGO]

Compass Knowledge Holdings, Inc.

FOR IMMEDIATE RELEASE

CONTACT:	E. Nicholas Davis III

  Cloverleaf Capital Advisors, Inc.

  12200 W. Colonial Drive, Suite 303

  Winter Garden, Florida 34787

  407-905-9699

  nick@cloverleafcapital.com

COMPASS KNOWLEDGE HOLDINGS INTENDS TO

DE-REGISTER ITS COMMON STOCK

OCOEE, FL, October 3, 2003/PRNewswire – Compass Knowledge Holdings, Inc. (OTC Bulletin Board: CKNO), announced that its Board of Directors expects to file a FORM 15 to de-register the Company’s common shares under provisions of the Securities Exchange Act of 1934 on or before October 20, 2003. Upon filing the necessary form with the SEC, the Company will no longer file reports under the Exchange Act with the Securities and Exchange Commission. Under the law, a company whose shares are publicly traded may terminate its registration where the number of holders of record of its shares is fewer than 300 persons. At present, Compass Knowledge Holdings, Inc. has less than 100 shareholders of record.

The Company advised that the principal reason for its decision to deregister is the rising cost, both in money and time, of continuing its common stock registration and complying with the increasing and changing requirements attendant to that registration and the belief that these burdens will only increase over the next several years. Recent federal legislation, most notably the Sarbanes Oxley bill, federal regulations stemming from that bill or prompted by some of the same concerns together with growing accounting and legal costs and time demands on Company personnel to comply have created a particularly difficult situation for small companies like Compass Knowledge Holdings, Inc. Especially in the difficult current economic conditions, the Company’s Board of Directors does not believe it prudent to expend finite financial and executive resources to keep its common stock registered at the expense of the Company’s on-going business. The Board of Directors believes that while the liquidity for our stock may be reduced, the administrative economies associated with de-registration are in the best interest of our stockholders.

Effective with the filing of the Form 15 the Company will no longer file reports and forms with the SEC and future reports will not be available through the SEC EDGAR system.

The Company’s common stock is presently quoted by both the Over The Counter Electronic Bulletin Board (“EBB”) and Pink Sheets’ Electronic Quotation Service (‘Pink Sheets’). The Company believes that by deregistering its common stock that that stock will at some point in the near future cease to be quoted by the EBB but will most likely continue to be publicly traded and quoted in the Pink Sheets (Pink Sheet quotes are available over the internet at http://pinksheets.com as well as through other services). In the past while being dually quoted, with only limited exceptions, the Company’s common stock has only traded intermittently and at prices well below traditional indices and ratios. The Company believes that being quoted only in the Pink Sheets will not improve this situation and while the possibility exists, cannot predict if it will negatively affect trading volume or prices or the number of market makers to any significant degree.

In light of this development, stockholders may need to assess with their financial advisors whether the Company’s common stock will continue to meet their investment objectives.

About Compass Knowledge Holdings, Inc.

Compass Knowledge Holdings, Inc. is a premier provider of distance education and e-learning solutions for working professionals in niche areas of the global distance learning marketplace. Through collaboration with fully accredited colleges and universities the Company offers “Knowledge that Earns” through its divisions and subsidiaries. For more information, visit our web site at www.compassknowledge.com.

Forward-Looking Statements

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the ‘safe-harbor’ provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Compass Knowledge’s forward-looking statements. For a detailed discussion of cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements, please refer to the Company’s filings with the Securities Exchange Commission, especially in the “Factors Affecting Operating Results and Market Price of Securities” included in the Company’s most recent Form 10-KSB and in subsequent filings filed with the Securities Exchange Commission.